Virtus Reaves Utilities ETF 485BPOS

Exhibit 99.(j)

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of ETFis Series Trust I of our report dated September 23, 2020, relating to the financial statements and financial highlights, which appears in the Virtus Reaves Utilities ETF’s Annual Report on Form N-CSR for the year ended July 31, 2020. We also consent to the references to us under the headings “Independent Registered Public Accounting Firm”, “Financial Statements” and “Financial Highlights” in such Registration Statement.

/s/PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania

November 25, 2020